Exhibit a(vii) under Form N-1A
                              Exhibit 3(i) under Item 601/ Reg. S-K

                             SOUTHTRUST VULCAN FUNDS

                                 Amendment No. 8

                                     to the

                             MASTER TRUST AGREEMENT

                               dated March 4, 1992

    Effective June 30, 1998:

    Delete in its entirety Section 1.1 of Article I from the Master Trust Agreement and substitute in its place the following:

    "SECTION 1.1 NAME. This Trust shall be known as SOUTHTRUST FUNDS and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine."

    Delete in its entirety the first paragraph of Section 4.2 of Article IV from the Master Trust Agreement and substitute in its place the following:

    "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate four Sub-Trusts: the SouthTrust Treasury Obligations Money Market Fund, SouthTrust Bond Fund, SouthTrust Core Equity Fund and SouthTrust Income Fund. The Shares of the SouthTrust Treasury Obligations Money Market Fund, SouthTrust Bond Fund, SouthTrust Core Equity Fund and SouthTrust Income Fund and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

    The undersigned Vice President of SouthTrust Funds hereby certifies that the above-stated amendment is a true and correct Amendment to the Master Trust Agreement, as adopted by the Board of Trustees on the 15th day of May, 1998.

    WITNESS the due execution hereof this 4th day of June, 1998.

                                        /S/ BETH S. BRODERICK
                                        --------------------------
                                        Beth S. Broderick
                  Vice President